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                                                                    EXHIBIT 23.2

The Board of Directors
SpeedFam International, Inc.

  We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
June 7, 1996